Exhibit 10.7

AMENDED AND RESTATED GUARANTY
This AMENDED AND RESTATED GUARANTY, (this “Agreement”) dated as of July 19, 2019, is between OUTFRONT MEDIA INC., a Maryland corporation (the “Guarantor”), and MUFG BANK, LTD., as buyer (the “Buyer”) under the Amended and Restated Master Framework Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Framework Agreement”), among Outfront Media LLC, a Delaware limited liability company (“Outfront Media”) and Outfront Media Outernet Inc., a Delaware corporation, as sellers (each, a “Seller” and collectively, the “Sellers”), the various Originators party thereto (the Originators together with the Sellers, each a “Seller Party” and collectively, the “Seller Parties”), Outfront Media as agent for the Seller Parties (in such capacity, the “Seller Party Agent”) and the Buyer. Capitalized terms used and not otherwise defined in this Agreement are used as defined in, or by reference in, the Framework Agreement. The interpretive provisions set out in Section 1.2 of the Framework Agreement shall be incorporated herein and applied in the interpretation of this Agreement.
Section 1.Undertaking. For value received by it and its Affiliates, Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of Buyer and each other Indemnified Person (collectively, the “Beneficiaries”) the due and punctual performance and observance by each Seller Party (and any of its successors or assigns in such capacity which is an Affiliate of Guarantor) of all its respective covenants, agreements, undertakings, indemnities and other obligations or liabilities (including, in each case, those related to any breach by such Seller Party of its representations, warranties and covenants), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of the Seller Parties’ payment, repurchase, indemnity or similar obligations), under any of the Transaction Agreements (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the other Transaction Agreements or any documents related hereto or thereto, (B) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, any Seller Party or any other Person, (C) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold or purportedly sold or otherwise pledged or transferred by the Seller Parties under the Transaction Agreements) of any party to this Agreement, the other Transaction Agreements or any other related documents, (D) the existence of any claim, set-off, counterclaim or other right that Guarantor or any other Person may have against any Seller Party or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, act of war or terrorism, any act of any Governmental Authority or any other circumstance or occurrence that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, any Seller Party or Guarantor, (F) any Applicable Law affecting any term of any of the Guaranteed Obligations or any Transaction Agreement, or rights of the Buyer or any other Beneficiary with respect thereto or otherwise, (G) the failure by the Buyer or any Beneficiary to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any Collateral or (H) any failure to obtain any authorization or approval from or other action by, or to provide any notification to or make any filing with, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise.
Without limiting the generality of the foregoing, Guarantor agrees that if any Seller Party shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Agreement to which it is a party, then Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Buyer or any other Person shall have first made any request of or demand upon or given any notice to the Guarantor, any Seller Party or any other Person or have initiated any action or proceeding against the Guarantor, any Seller Party or any other Person in respect thereof. Guarantor also hereby expressly waives any defenses based on any of the provisions set forth above and all defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law. Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. Guarantor hereby also expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Beneficiaries (or any of them) exhaust any right to take any action against any Seller Party or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall have been indefeasibly paid and performed in full.
Section 2.    Confirmation. Guarantor hereby confirms that the transactions contemplated by the Transaction Agreements have been arranged among the Seller Parties and the Beneficiaries, as applicable, with Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Agreements in accordance with the terms thereof by any of the foregoing shall be deemed to be with Guarantor’s full knowledge and consent. Guarantor hereby confirms (i) that on the date hereof, it directly or indirectly owns 100% of the Capital Stock of each Seller Party and (ii) that it is in the best interest of Guarantor to execute this Agreement, inasmuch as Guarantor (individually) and Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from the transactions contemplated by the Framework Agreement and the other Transaction Agreements. Guarantor agrees to promptly notify the Buyer in the event that it ceases to directly or indirectly own 100% of the Capital Stock of any Seller Party.
Section 3.    Representations and Warranties. Guarantor represents and warrants to Buyer as of the date hereof and on each Purchase Date, as follows:

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(i)    Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the Applicable Laws of the state of its jurisdiction of organization, with all requisite corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    Power and Authority; Due Authorization. It (i) has all necessary corporate power and authority to (A) execute and deliver this Agreement and the other Transaction Agreements to which it is a party and (B) carry out the terms of and perform its obligations under this Agreement and the other Transaction Agreements applicable to it and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party.
(iv)    Binding Obligations. This Agreement constitutes, and each other Transaction Agreement to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(v)    No Violation. The execution, delivery and performance by it of this Agreement and the other Transaction Agreements to which it is a party will not (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles or certificate of incorporation or bylaws, (B) the Securitization Facility Documents, (C) the Credit Facility Documents or (D) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, where such conflict, breach or default would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than any Adverse Claim created in connection with this Agreement and the other Transaction Agreements or any other Permitted Adverse Claim, or (iii) violate any Applicable Law applicable to it or any of its properties where such violation of Applicable Law would reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.

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(vi)    No Proceedings. There are no actions, suits, proceedings or investigations by or against it or any of its Subsidiaries pending, or to its knowledge threatened in writing, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Agreement, (ii) seeking to prevent the consummation of the purposes of this Agreement or of any of the other Transaction Agreements or (iii) seeking any injunction, decree, determination or ruling that would, individually or in the aggregate, have a Material Adverse Effect.
(vii)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Agreement to which it is a party other than any filings required under applicable securities laws.
(viii)    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Guarantor, threatened in writing or contemplated at law, in equity, in arbitration or before any Governmental Authority, by or against the Guarantor or against any of its properties that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(ix)    Solvency. The Guarantor is Solvent.
(x)    Taxes. The Guarantor is permitted to make all payments under this Agreement free and clear of and without deduction or withholding for or on account of any Taxes to the extent the applicable recipient has provided documentation pursuant to Section 5.3(n) of the Framework Agreement evidencing the exemption of such recipient from withholding Tax.
(xi)    Investment Company Act. The Guarantor is not required to register as an “investment company” under (and as defined in) the Investment Company Act.
(xii)    Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Guarantor that are designed to achieve compliance by the Guarantor and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Guarantor’s officers and employees and, to the knowledge of the Guarantor, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established by the Transaction Agreements, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(xiii)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) None of the Guarantor or, to the knowledge of the Guarantor, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established by the Transaction Agreements is a Sanctioned Person, (ii) the Guarantor is not organized or resident in a Sanctioned Country, and (iii) the Guarantor has not violated, been

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found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(xiv)    Real Estate Investment Trust. For U.S. federal income tax purposes, the Guarantor is qualified as a real estate investment trust, as defined in Section 856 of the Code (a “REIT”). The Guarantor has not been required to pay any entity level tax under Section 857 of the Code or an excise tax under Section 4981 of the Code. The Guarantor has not been required to pay any interest under Section 860(c) of the Code.
Section 4.    Covenants. Guarantor covenants and agrees that, from the date hereof until the later of (i) the Facility Expiration Date and (ii) such time as all Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall have been paid and performed in full, it shall observe and perform the following covenants:
(i)    Compliance with Applicable Laws. It shall comply with all Applicable Laws with respect to it, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    Preservation of Corporate Existence. It shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    Mergers, Sales, Etc. It shall not consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless in the case of any merger or consolidation (i) the Guarantor shall be the surviving entity or (ii) if the Guarantor is not the surviving entity (A) the surviving entity shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the surviving entity shall execute and deliver to Buyer an agreement, in form and substance reasonably satisfactory to Buyer, containing an assumption by the surviving entity of the due and punctual performance and observance of each obligation, covenant and condition of the Guarantor under this Agreement and each other Transaction Agreement to which it is a party, (C) no Change in Control shall result and (D) the Buyer receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request. It shall not discontinue or eliminate any business line or segment if such discontinuance or elimination would, individually or in the aggregate, have a Material Adverse Effect.
(iv)    Reporting Requirements. It shall, unless otherwise consented in writing, furnish to the Buyer all information and reports required to be furnished from time to time to the Buyer, by or on behalf of any Seller Party, pursuant to the terms of the Framework Agreement and each of the other Transaction Agreements.

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(v)    Information and Assistance. It shall, from time to time, promptly at the request of the Buyer (for itself or on behalf of any other Beneficiary), provide information relating to its business or affairs as the Buyer (for itself or on behalf of any other Beneficiary) may reasonably request. It shall also do all such things and execute all such documents as the Buyer may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect or preserve the rights and powers of the Buyer or any other Beneficiary hereunder or with respect hereto.
(vi)    Impairment Actions. It shall not take any action that could either (i) cause any Purchased Note or any other Collateral not to be owned by the applicable Seller Party free and clear of any Adverse Claim other than a Permitted Adverse Claim; (ii) cause Buyer not to have a valid and perfected ownership or first priority perfected security interest in the Collateral and all products and proceeds thereof, free and clear of any Adverse Claim other than a Permitted Adverse Claim; or (iii) cause this Agreement to cease being a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
(vii)    REIT. It shall use its reasonable best efforts to operate so as to satisfy all requirements necessary to qualify and maintain its qualification as a REIT under the Code.
(viii)    Taxes. For the avoidance of doubt, with respect to payments made by the Guarantor to a Beneficiary, the Guarantor shall be required to comply with the provisions of Section 5.3(n) of the Framework Agreement, which provisions are hereby incorporated herein by reference, mutatis mutandis.
Section 5.    Miscellaneous.
(a)    Guarantor agrees that any payments hereunder will be applied in accordance with the Framework Agreement.
(b)    Any payments hereunder shall be made in full in U.S. Dollars to the Buyer in the United States without any set-off, deduction or counterclaim; and Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder.
(c)    No amendment or waiver of any provision of this Agreement nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Buyer and Guarantor. No failure on the part of the Buyer or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
(d)    This Agreement shall bind and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and permitted assigns. Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written

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consent of the Buyer. Each of the parties hereto hereby agrees that each of the Beneficiaries not a signatory hereto shall be a third-party beneficiary of this Agreement.
(e)    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(f)    EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.
(g)    EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:
(I)    IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
(II)    TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 6.    Termination of Guaranty. (a) This Agreement and Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the Facility Expiration Date, and (ii) such time as all Guaranteed Obligations (other than unasserted contingent indemnification obligations) are duly performed and indefeasibly paid and satisfied in full, provided,

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that this Agreement and Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Seller Party or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not the Buyer or any of the Beneficiaries (or their respective assigns) are in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar Applicable Laws, or any other Applicable Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations, shall impair, affect, or be a defense to or claim against the obligations of Guarantor under this Agreement.
(b)    This Agreement shall survive the insolvency of any Seller Party, any Beneficiary or any other Person and the commencement of any case or proceeding by or against any Seller Party or any other Person under any bankruptcy, insolvency, reorganization or other similar Applicable Law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar Applicable Law with respect to any Seller Party or any other Person shall postpone the obligations of Guarantor under this Agreement.
Section 7.    Set-off. Each Beneficiary (and its assigns) is hereby authorized by Guarantor at any time and from time to time during the occurrence and continuance of an Event of Default, without notice to Guarantor (any such notice being expressly waived by Guarantor) and to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Beneficiary to or for the credit to the account of Guarantor, against any and all Guaranteed Obligations of Guarantor, now or hereafter existing under this Agreement.
Section 8.    Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If the obligations of Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable in any action or proceeding on account of the amount of Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 9.    Expenses. Guarantor agrees to pay on demand:

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(a)    all reasonable and documented out-of-pocket costs and expenses incurred by the Buyer or any other Beneficiary in connection with the negotiation, preparation, execution and delivery of any amendment, restatement or supplement of, or consent or waivers under, this Agreement (whether or not consummated), enforcement of, or any actual or claimed breach of, or claim under, this Agreement, including the reasonable and documented out-of-pocket fees and expenses of counsel incurred in connection therewith and all accountants’, auditors’, consultants’ and other agents’ reasonable and documented fees and expenses incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Agreements; and
(b)    all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, and agrees to indemnify the Buyer and each of the other Beneficiaries for such Taxes and fees, within ten days after demand therefor.
Section 10.    Reserved.
Section 11.    Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first-class postage prepaid, or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Schedule A of this Agreement or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received and (b) if transmitted by facsimile or email, when sent, receipt confirmed by telephonic or electronic means.
Section 12.    Effect of Performance Guaranty. This Agreement amends and restates in its entirety, as of the date hereof, the Performance Guaranty, dated as of September 6, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among the parties hereto. Upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, the Guarantor shall continue to be liable to each of the Beneficiaries (as defined in the Prior Agreement) for the Guaranteed Obligations (as defined in the Prior Agreement) which are accrued and unpaid under the Prior Agreement on the date hereof. To the extent that any rights, benefits or provisions in favor of the Buyer and the other Beneficiaries (as defined in the Prior Agreement) existed in the Prior Agreement and continue to exist in this Agreement, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date hereof. The Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Agreement shall continue and survive the execution and delivery of this Agreement. Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any Transaction Agreements, other document, instrument or agreement shall mean and be a reference to this

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Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement.
[Signatures Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first written above.
OUTFRONT MEDIA INC.,
as Guarantor

By: /s/ Jonathan D. Karabas
Name: Jonathan D. Karabas
Title: Treasurer

S-1	A&R Guaranty

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

MUFG BANK, LTD.,
as Buyer

By: /s/ Thomas Giuntini
Name: Thomas Giuntini
Title: Managing Director

S-2	A&R Guaranty

SCHEDULE A
ADDRESSES FOR NOTICE
If to Guarantor:
OUTFRONT Media Inc.
405 Lexington Avenue, 17th Floor
New York, NY 10174
Attn: General Counsel; Chief Financial Officer
Tel: (212) 297-6400
Fax: (212) 297-6552
Email: richard.sauer@outfrontmedia.com; matthew.siegel@outfrontmedia.com

If to Buyer:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Cecile Lopez Mora
Tel: (212) 782-6434
E-Mail: clopezmora@us.mufg.jp

With a copy to:

MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Thomas Giuntini
Tel: (646) 767-1368
E-Mail: tgiuntini@us.mufg.jp

Schedule A